                                                                   Exhibit 10.15

                                    AGREEMENT

                               BETWEEN COM21, INC.

                        AND FLETCHER INTERNATIONAL, LTD.




                          DATED AS OF FEBRUARY 28, 2001

                             INDEX OF DEFINED TERMS

                                                                                   PAGE
                                                                                   ----
65 Day Notice ......................................................................13
Acquirer      ......................................................................18
Agreement     .....................................................................1-1
Audit Report  .......................................................................6
Average Price ......................................................................12
Benefit Plans .......................................................................5
Blackout Period......................................................................9
Blackout Violation...................................................................9
Claim         .......................................................................6
Closing       .......................................................................1
Closing Date  .......................................................................1
Com21         .......................................................................1
Com21 Indemnified Party.............................................................21
Combination   ......................................................................18
Common Shares .......................................................................1
Common Stock  ..............................................................1, 25, B-1
Covered Security.....................................................................7
Debt          .......................................................................6
Excess Notice Date..................................................................12
Excess Rights ......................................................................12
Excess Rights Notice................................................................12
Exchange Act  .......................................................................1
Exercisable Number..................................................................13
First Refusal Stockholders..........................................................14
Fletcher      .....................................................................1-1
Fletcher Indemnified Party..........................................................20
Increase      ......................................................................13
Increase Notice.....................................................................13
Indemnification Amount..............................................................10
Indemnified Party...................................................................22
Indemnifying Party..................................................................22
Investment Securities................................................................1
Issuance Blockage...................................................................11
Maximum Number......................................................................13
NASDAQ        ......................................................................17
Notice Period ......................................................................13
Offer Notice  ......................................................................15

Offered Shares......................................................................14
Original Number.....................................................................11
Preferred Stock......................................................................5
Proceeding    ......................................................................21
Prospectus    .......................................................................7
Registrable Number...................................................................7
Registration Requirement.............................................................7
Registration Statement...............................................................7
Related Proceeding..................................................................26
Required Consent....................................................................11
Required Registration Date...........................................................7
Rule 144      .......................................................................7
Sales Contract.......................................................................9
SEC           .......................................................................4
SEC Filing    .......................................................................4
Securities Act.......................................................................4
Trading Day   .......................................................................1
Trigger Date  ......................................................................11
Warrant       .......................................................................1
Warrant Exercise Delivery Notice....................................................11
Warrant Exercise Notice.............................................................11

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
       1.     Purchase and Sale...............................................1

       2.     Closing.........................................................2

       3.     Representations and Warranties of Com21.........................2

       4.     Registration Provisions.........................................6

       5.     "Market Stand-Off" Agreement...................................10

       6.     Exercise of Warrant............................................11

       7.     Representations and Warranties of Fletcher.....................13

       8.     Right of First Refusal.........................................14

       9.     Covenants of Com21.............................................17

       10.    Consolidation, Merger, Etc.....................................18

       11.    Covenants of Fletcher..........................................18

       12.    Legend.........................................................19

       13.    Conditions Precedent to Fletcher's Obligations.................19

       14.    Conditions Precedent to Com21's Obligations....................20

       15.    Fees and Expenses..............................................20

       16.    Non-Performance................................................20

       17.    Indemnification................................................20

       18.    Survival of the Representations, Warranties, etc...............23

       19.    Notices........................................................23

       20.    Miscellaneous..................................................25

       21.    Com21's Obligations............................................27

       22.    Time of Essence................................................27

ANNEX A.....................................................................A-1

ANNEX B.....................................................................B-1

ANNEX C.....................................................................C-1

ANNEX D.....................................................................D-1

                                    AGREEMENT


               This Agreement (this "Agreement") dated as of February 28, 2001 is entered into by and between Com21, Inc., a corporation organized under the laws of Delaware (together with its successors, "Com21"), and Fletcher International, Ltd., a company domiciled in Bermuda (together with its successors, "Fletcher").

               The parties hereto agree as follows:

               1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

                      a. Fletcher agrees to purchase from Com21, and Com21 agrees to sell to Fletcher on the Closing Date (as defined below), in accordance with Section 2 below, 2,450,000 shares of Com21's common stock, par value $.001 per share (the "Common Stock"), at a per share purchase price equal to $3.1227. In addition, Com21 shall issue to Fletcher on the Closing Date one warrant in the form attached hereto as Annex A (a "Warrant") to purchase from time to time up to an aggregate of 2,450,000 shares (subject to the adjustments contained in the Warrant and this Agreement) at a per share purchase price equal to $9.0951 per share. Fletcher shall have the right to exercise the Warrant in the manner, and subject to the terms, specified in this Agreement and in the Warrant.

                      b. The closing (the "Closing") of the sale of the shares of Common Stock to be issued hereunder shall occur on the Trading Day following the satisfaction or, if applicable, waiver of the conditions set forth in Sections 13 and 14 hereof, but in no event later than March 5, 2001, or at such other date and time as Fletcher and Com21 shall mutually agree (the "Closing Date"). As used herein, the term "Common Shares" means all shares of Common Stock issued and/or issuable under any provision of this Agreement or upon exercise of the Warrant; the term "Investment Securities" means the Warrant and all Common Shares; the term "Trading Day" means any day on which the Common Stock may be traded on the NASDAQ; and the term "NASDAQ" means the NASDAQ National Market, provided, however, that if the NASDAQ is not then the principal U.S. trading market for the Common Stock, then "NASDAQ" shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on which the Common Stock is then traded, or if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security or a Nasdaq SmallCap Market Security by the NASD, then such market system, or if such

        Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

               2. Closing. The Closing shall take place initially via facsimile on the Closing Date in the manner set forth below; provided that original certificates representing the Common Shares sold and purchased on the Closing Date shall be delivered via Federal Express on the second Trading Day following the Closing Date to Fletcher as Fletcher instructs in writing. At the Closing, the following deliveries shall be made:

                      a. Common Stock and Warrant. Com21 shall deliver to Fletcher twenty-four (24) stock certificates, each representing 100,000 shares of Common Stock and one (1) stock certificate representing 50,000 shares of Common Stock, together with one Warrant duly executed by Com21 in definitive form, in each case duly registered on the books of Com21 as instructed by Fletcher.

                      b. Purchase Price. Fletcher shall cause to be wire transferred to Com21, in accordance with the instructions set forth in
        Section 19, the aggregate purchase price of $7,650,615.00 in immediately available United States dollars.

                      c. Closing Documents. The closing documents required by Sections 13 and 14 shall be delivered to Fletcher and Com21, respectively.

                      d. Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex B shall be delivered to Fletcher.

The deliveries specified in this Section 2 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

               3. Representations and Warranties of Com21. Except as set forth on the Schedule of Exceptions attached hereto, Com21 hereby represents and warrants to Fletcher on the Closing Date and on each Warrant Date (as defined in the Warrant), as follows:

                      a. Com21 has been duly incorporated and is validly existing in good standing under the laws of Delaware or, after the Closing Date, if another entity has succeeded Com21 in accordance with the terms hereof, under the laws of one of the states of the United States.

                      b. The execution, delivery and performance of this Agreement and the Warrant by Com21 (including the issuance of the Investment Securities) have been duly authorized by all requisite corporate action and no further consent or authorization of Com21, its Board of Directors or its stockholders is required.

                      c. This Agreement has been duly executed and delivered by Com21 and, when this Agreement is duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against Com21 in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                      d. Com21 has full corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder and under the Warrant (including the issuance of the Investment Securities).

                      e. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Com21 of this Agreement or the performance by Com21 of any of its obligations hereunder and under the Warrant other than such as may already have been received.

                      f. Neither the execution and delivery by Com21 of this Agreement nor the performance by Com21 of any of its obligations hereunder and under the Warrant:

                             (i) violates, conflicts with, results in a breach
               of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificates of incorporation or by-laws of Com21 or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which Com21 is aware (or would be aware after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over Com21 or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which Com21 or any of its subsidiaries is a party, by which Com21 or any of its subsidiaries is bound, or to which any of the properties or assets of Com21 or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Com21 or any of its subsidiaries is a party or (E) any rule or regulation of the National Association of Securities Dealers, Inc. or the NASDAQ (subject to obtaining any Required Consent under circumstances contemplated by Section 6(b) of this Agreement) or any rule or regulation of the markets where Com21's securities are publicly traded applicable to Com21 or the transactions contemplated hereby; or

                             (ii) results in the creation or imposition of any
               lien, charge or encumbrance upon any Investment Securities or upon any of the properties or assets of Com21 or any of its subsidiaries.

                      g. Com21 has validly reserved for issuance to Fletcher 2,450,000 shares of Common Stock pursuant to this Agreement and 2,450,000 shares of Common Stock for issuance upon exercise of the Warrant. When issued to Fletcher against payment therefor, each Investment Security:

                             (1) will have been duly and validly authorized,
               duly and validly issued, fully paid and non-assessable;

                             (2) will be free and clear of any security
               interests, liens, claims or other encumbrances; and

                             (3) will not have been issued or sold in violation
               of any preemptive or other similar rights of the holders of any securities of Com21.

                      h. Com21 satisfies all listing and maintenance criteria of the NASDAQ or, after the Closing Date, has a valid exemption from such criteria of which it has previously notified Fletcher in writing. To the Company's knowledge, no present set of facts or circumstances as of the date hereof that would (with the passage of time or the giving of notice or both or neither) cause any of the Common Stock to be delisted from the NASDAQ. As of the date hereof, the Company knows of no reason that would prevent all of the Covered Securities (as defined in Section 4(b)), when issued, from being duly listed and admitted for trading on all of the markets where shares of Common Stock are traded, including the NASDAQ.

                      i. There is no pending or, to the best knowledge of Com21, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Com21 or any of its affiliates that would affect the execution by Com21 of, or the performance by Com21 of its obligations under, this Agreement or the Warrant.

                      j. Since December 31, 1997, none of Com21's filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") or under
        Section 13(a) or 15(d) of the Exchange Act (each an "SEC Filing") contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. Since the date of Com21's most recent SEC Filing, there has not been, and Com21 is not aware of, any development that is reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the business affairs or prospects of Com21, whether or not arising in the ordinary course of business.

                      k. The offer and sale of the Investment Securities to Fletcher pursuant to this Agreement will, subject to compliance by Fletcher with the applicable represen tations and warranties contained in Section 7 hereof and with the applicable covenants and agreements contained in Section 11 hereof, be made in accordance with the provisions and requirements of Securities Act Section 4(2) or Regulation D promulgated under the Securities Act and any applicable state law.

                      l. As of the date hereof, the authorized capital stock of Com21 consists of 160,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.001 ("Preferred Stock"). As of February 28, 2001, (A) 24,947,696 shares of Common Stock and no shares of Preferred Stock were issued and outstanding, (B) 6,079,115 shares of Common Stock are currently reserved and subject to issuance upon the exercise of outstanding stock options, warrants or other convertible rights, (C) no shares of Common Stock are held in the treasury of Com21,
        (D) up to 1,287,356 additional shares of Common Stock may be issued under the 1998 Stock Option/Stock Issuance Plan and the 2000 Stock Option/Stock Issuance Plan (collectively, the "Benefit Plans"), and (E) up to 469,134 shares of Common Stock may be issued under the 1998 Employee Stock Purchase Plan. As of the Closing Date, before the transactions contemplated hereby no less than 24,500,000 shares of Common Stock are issued and outstanding. All of the outstanding shares of Common Stock are, and all shares of capital stock which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof. As of the date hereof, except as set forth above, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, no shares of capital stock or other voting securities of Com21 were outstanding, no equity equivalents, interests in the ownership or earnings of Com21 or other similar rights were outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Com21 or any of its subsidiaries or obligating Com21 or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, Com21 or any of its subsidiaries or obligating Com21 or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. Attached hereto as Schedule 3(l) is a true and correct list as of the date of this Agreement of all outstanding options, warrants, calls, subscriptions and other rights or agreements or commitments relating to the issuance of additional shares of capital stock of Com21 and with respect to each a description of the number and class of securities and the exercise price thereof; provided that with respect to options or shares issued or issuable under the Benefit Plans, such schedule may summarize the total number of shares subject to, the range of exercise prices under and the average exercise prices of such options, warrants, calls, or other rights issued under the Benefit Plans.

                      m. Solvency. The sum of the assets of Com21, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities, Com21 has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and Com21 has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities are computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                      n. Audited Financials. Attached hereto as Annex C is a true, correct and complete copy of (i) the report of Deloitte & Touche to the board of directors and stockholders of Com21, dated January 21, 2000, together with the consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the fiscal years ended December 31, 1997, December 31, 1998, and December 31, 1999, and the consolidated balance sheets at December 31, 1998 and at December 31, 1999, as such report appears in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Audit Report"), and (ii) the condensed consolidated statements of operations, and the pro forma condensed consolidated statements of operations for each of the three month and twelve month periods ending December 31, 1999 and December 31, 2000, and the condensed consolidated balance sheets as at December 31, 1999 and December 31, 2000, in each case as contained in its press release filed on February 15, 2001 on Form 8-K with the SEC. To the best of Com21's knowledge, the unaudited financials attached at subsection
        (ii) hereof: (x) were prepared in accordance with the books of account and other financial records of Com21 and its subsidiaries, (y) present fairly in all material respects the consolidated financial condition, results of operations and pro forma results of operations of Com21 and its subsidiaries as of the dates thereof or for the periods covered thereby and (z) have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with the past practices of Com21.

                      o. No Non-Public Information. Fletcher has not requested from Com21, and Com21 has not furnished to Fletcher, any material non-public information concerning Com21 or its subsidiaries.

               4. Registration Provisions.

                      a. Com21 shall as soon as practicable and at its own expense, but in no event later than thirty (30) days after the Closing Date, file a Registration Statement (as defined below) under the Securities Act covering the resale of all of the Common Shares and shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable, but not later than the ninetieth
        (90th) day following the Closing Date (the "Required Registration Date"). The obligations to have the Registration Statement declared effective and to maintain such effectiveness as provided in this Section 4 (subject to any Blackout Period that does not constitute a Blackout Violation) are referred to herein as the "Registration Requirement." Pursuant to the preceding sentence, Com21 shall register pursuant to such Registration Statement not less than the number of shares of Common Stock equal at least to the sum of (x) the Common Shares issuable under the Warrant plus (y) 2,450,000 (as of any given date, the "Registrable Number"). Com21 shall promptly amend such Registration Statement (or, if necessary, file a new Registration Statement) at any time that the number of Common Shares issued and issuable under this Agreement and the Warrant exceeds the number of shares then registered so that the Registrable Number (as determined on such date) of Common Shares shall be registered and freely tradable.

                      b. Each Common Share is a "Covered Security" and the registration statement filed or required to be filed under the Securities Act in accordance with Section 4.a hereof is referred to as the "Registration Statement". Com21 shall provide prompt written notice to Fletcher when the Registration Statement has been declared effective by the SEC.

                      c. Com21 will use its best efforts to: (A) keep the Registration Statement effective until the earlier of (x) the later of
        (i) the second anniversary of the issuance of the last Covered Security that may be issued, or (ii) such time as all of the Covered Securities issued or issuable to Fletcher can be sold by Fletcher or any of its affiliates within a three (3)-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144") or (y) the date all of the Covered Securities issued or issuable shall have been sold by Fletcher; (B) prepare and file with the SEC such amendments and supple ments to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request; (D) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Com21 are then listed or quoted; (E) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (F) otherwise comply with all applicable rules and regulations of the SEC, the NASDAQ and any other exchange or quotation service on which the Covered Securities are obligated to be listed or quoted under this Agreement; and (G) file the documents required of Com21, if any, and otherwise obtain and maintain requisite blue sky clearance in (x) New York, Delaware and all other jurisdictions in which any of the shares of Common Stock were originally sold and (y) all other states specified in writing by Fletcher, provided, however, that as to this clause (y), Com21 shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. Fletcher shall have the right to approve the description of the plan of distribution and all other references to Fletcher contained in any Registration Statement and any Prospectus; provided, however, that Fletcher shall approve or reject such descriptions or references within two (2) Trading Days after being provided with the final forms of such descriptions and references, and if such approval or rejection is not given within two Trading Days, Fletcher shall be deemed to have given such approval.

                      d. Com21 shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of any Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statement.

                      e. With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, Com21 covenants and agrees to: (A) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning Com21, until the earlier of (x) the second anniversary of the issuance of the last Covered Security to be issued or (y) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates; and (B) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (x) a written statement by Com21 that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Com21, and (z) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

                      f. Notwithstanding anything else in this Section 4, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Security, Com21 determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, or that a material transaction in which Com21 is engaged or proposes to engage would require an amendment to the Registration Statement or a supplement to the Prospectus and the disclosure of such transaction would be premature or injurious to the consummation of the transaction, Com21 will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Security pursuant to the Registration Statement. In such event, Com21 will amend or supplement the Registration Statement as promptly as practicable and will use its best efforts to take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. Com21 will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to Fletcher in accordance with paragraphs (c) and (d) of this Section 4. Notwithstanding the foregoing, (A) under no circumstances shall Com21 be entitled to exercise its right to suspend sales of any Covered Securities pursuant to the Registration Statement more than twice in any twelve (12)-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty (30) days, and (C) no Blackout Period may commence less than thirty (30) days after the end of the preceding Blackout Period. If any Blackout Period shall exceed the duration or frequency limits set forth in clause (A), (B) or
        (C) (a "Blackout Violation"), then on each such occasion the number of shares issuable pursuant to the Warrant shall be increased by an amount equal to five percent (5%) of the sum of the number of outstanding Common Shares held by Fletcher at that time and the number of Common Shares then issuable pursuant to the Warrant at that time. If the Blackout Violation continues for more than thirty (30) days beyond the first day of the Blackout Violation, or if a second Blackout Violation occurs before the first anniversary of the first day of the original Blackout Violation, then the number of shares issuable pursuant to the Warrant shall again be increased by an amount equal to five percent (5%) of the sum of the number of outstanding Common Shares held by Fletcher at that time and the number of Common Shares then issuable pursuant to the Warrant at that time, provided that not more than one such additional increase shall take effect in any twelve (12)-month period and provided further that a Blackout Violation that continues on the anniversary of the first day of such Blackout Violation shall be treated as a new Blackout Violation hereunder. The provisions of this section shall be in addition to any other remedies that may be available to Fletcher under law or under this Agreement.

               Upon the commencement of a Blackout Period pursuant to this
        Section 4, Fletcher will notify Com21 of any contract to sell, assign, deliver or otherwise transfer any Covered Security (each a "Sales Contract") that Fletcher or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such Sales Contract. Upon receipt of such notice, Com21 will notify Fletcher by the close of business on the next Trading Day of its election either (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus in order to correct the material misstatement or omission and deliver to Fletcher copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraphs (c) and (d) of this Section 4, or (ii) to continue the Black out Period in accordance with this paragraph. If Com21 elects to continue the Blackout

        Period (and, in any case, if a Blackout Violation occurs), and Fletcher or any of its affiliates are therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being the "Unsold Securities"), Com21 will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 17(a) below) against any Proceeding (as such term is defined in Section 17(a) below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and Com21 shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (includ ing reasonable legal fees) incurred by such party in investigating or defending any such Proceeding (collectively, the "Indemnification Amount"); provided, however, that the Indemnification Amount shall be reduced by an amount equal to the number of Unsold Securities multiplied by the positive difference, if any, between (x) the actual per share price received by Fletcher or any of its affiliates upon the sale of the Unsold Securities (if such sale occurs within three Trading Days of the end of the Blackout Period) or the closing sale price of the Common Stock on NASDAQ or other national securities exchange on which the Common Stock is then listed on the third Trading Day after the end of the Blackout Period (if the unsold Securities are not sold by Fletcher or any of its affiliates within three Trading Days of the end of the Blackout Period) and (y) the per share sales price for the Unsold Securities provided in such Sales Contract.

                      g. In addition to any other remedies available to Fletcher under this Agreement, if the Registration Statement has not been declared effective by the Required Registration Date or such Registration Statement is not available with respect to all Covered Securities (except during a Blackout Period or a Blackout Violation), then the number of shares issuable pursuant to the Warrant shall be increased by an amount equal to five percent (5%) of the sum of the number of outstanding Common Shares held by Fletcher at that time and the number of Common Shares then issuable pursuant to the Warrant at that time for each month (or portion thereof), compounded monthly, that such Registration Statement shall not have been declared effective or such Registration Statement is not available with respect to all Covered Securities (except during a Blackout Period or a Blackout Violation).

               5. "Market Stand-Off" Agreement. If requested by Com21 and an underwriter in a firm commitment underwritten public offering of Common Stock with net proceeds of at least $25,000,000 to Com21, after underwriter's discounts or commissions and other fees or expenses, Fletcher shall not sell or otherwise transfer or dispose of any Common Stock (other than Common Stock included in the registration) during the ninety (90) day period (or such shorter period, if so notified by Com21 in writing) following the effective date of a registration statement of Com21 filed under the Securities Act, provided that:

                      a. such agreement shall only apply to registration statements of Com21 including securities to be sold on its behalf to the public in an underwritten offering where the effective date of any such registration statement shall not occur before the first anniversary of the effective date of the immediately prior registration statement with respect to which Fletcher was required to provide such agreement;

                      b. all officers and directors of Com21 have entered into similar agreements;

                      c. all other purchasers of Common Stock (other than subsequent holders who acquire such securities through bona fide purchases in the public markets or holders that, individually or together as part of an affiliated group, hold less than 100,000 shares of Common Stock) or Preferred Stock (or any securities or other instruments convertible into Common Stock) have entered into agreements substantially similar to this section;

                      d. Com21 shall (and shall cause such underwriter to) use best efforts to cause such stand-off period not to exist or, if it does exist, to terminate at the earliest practicable date;

                      e. Fletcher shall own more than 100,000 shares on the effective date of such registration statement; and

                      f. the Warrant shall have not expired. . The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

               6. Exercise of Warrant.

                      a. The Warrant is exercisable into Common Shares in accordance with the terms and conditions set forth in the Warrant. The form of the "Warrant Exercise Notice" to be executed and delivered by Fletcher to Com21 as specified therein is attached as Exhibit 1 to the Warrant and the form of the "Warrant Exercise Delivery Notice" to be executed and delivered by Com21 to Fletcher as specified therein is attached as Exhibit 2 to the Warrant.

                      b. In the event the number of Common Shares issued and/or issuable on any date (a "Trigger Date") without regard to any 65 Day Notice requirements, would result in Fletcher receiving more than seventeen and one-half percent (17.5%) of the shares of Common Stock outstanding as of the date of this Agreement (the "Original Number"), Com21 (A) shall not issue Common Shares (the "Issuance Blockage") to the extent that the total number of Common Shares issued hereunder would exceed nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number and such circumstance would require the approval (the "Required Consent") of the holders of

        Common Stock pursuant to the listing requirements or rules of the NASDAQ (whether or not listed on NASDAQ) (or such other U.S. national securities exchange on which Common Stock is then listed), (B) shall notify Com21's stockholders of a stockholder meeting for the purpose of voting on the Required Consent within twenty (20) Trading Days from the Trigger Date, which meeting shall be held on or before the sixtieth
        (60th) calendar day after the Trigger Date, and (C) shall otherwise use its best efforts to obtain, on or before the sixtieth (60th) day after the Trigger Date, the Required Consent for the issuance of all Common Shares issued or issuable under this Agreement (including, but not limited to, all previously issued Common Shares and any unexercised rights under the Warrant) including, but not limited to, recommending to Com21's stockholders that such stockholders give the Required Consent and not withdrawing such recommendation. If the Required Consent has not been obtained within such sixty (60)-day period, or Com21 otherwise does not have sufficient authorized shares to fulfill its obligation, Fletcher shall have the right to:

                (x) instruct Com21 to apply to the payment required by Section 1 of the Warrant such number of the shares of Common Stock otherwise issuable to Fletcher upon such exercise as shall be specified by Fletcher, in which case an amount equal to the excess of (i) (A) the daily volume-weighted average price on the NASDAQ or, if no such sale takes place on such date, the average of the closing bid and asked prices on the NASDAQ thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other entity as Fletcher and Com21 may agree), or (B) if such Common Stock is not then listed or admitted to trading on the NASDAQ, the higher of (1) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Issuer as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or (2) the fair value thereof determined in good faith by the Board of Directors of the Issuer as of a date which is within eighteen (18) days of the date as of which the determination is to be made (the "Average Price") over (ii) the portion of the payment required by Section 1 of the Warrant attributable to such shares shall be deemed to have been paid to Com21 and the number of Common Shares issuable upon such exercise shall be reduced by such specified number, provided, however, that such instructions shall not be honored and shall have no effect to the extent that as a result of following such instructions, the total number of Common Shares issued hereunder would cause a Required Consent to be required;

                (y) exercise any portion of the Warrant, the exercise of which would result in the total number of shares issued hereunder exceeding nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number or that number which is unavailable for issuance, as the case may be, into the rights described herein (the "Excess Rights"). Fletcher shall exercise such right to obtain Excess Rights by delivering one or more written notices in the form attached hereto as Annex D (an

                "Excess Rights Notice") to Com21 from time to time. The date an Excess Rights Notice is delivered shall be an "Excess Notice Date." The stated value of the Excess Rights shall be an amount equal to the product of (A) the positive excess of the Average Price on the Excess Notice Date over the Warrant Price (as defined in the Warrant) per Common Share and (B) the number of Common Shares that would be issuable in respect of such exercise but for the Issuance Blockage (without regard to any requirement to deliver a 65 Day Notice). From creation until the first anniversary of the date on which the Required Consent is obtained, Excess Rights may, in whole or in part, from time to time, in any combination be applied in lieu of payment, with each dollar of stated value of Excess Rights applied as a dollar of payment, of the Warrant Price under Section 1 of the Warrant, or

                (z) any combination of clauses (x) and (y).

                      c. The aggregate number of Common Shares issuable upon exercise of the Warrant shall not exceed the Maximum Number of shares of Common Stock. The "Maximum Number" equals the sum of zero plus the Exercisable Number. The "Exercisable Number" is initially zero and thereafter may be increased upon expiration of a sixty-five (65) day period (the "Notice Period") after Fletcher delivers a notice (a"65 Day Notice") to Com21 designating an aggregate number of Common Shares in excess of the Maximum Number which shall be issuable upon exercise of the Warrant. Com21 shall deliver a notice (an "Increase Notice") stating the aggregate number of Common Shares outstanding as of the last day of the preceding month, the second preceding month and the increase, if any (the "Increase"), from the second preceding month (or in the case of the last day of the month immediately following the Closing Date, the number of shares outstanding specified in Section 3(l)) to the preceding month. A 65 Day Notice may be given at any time. Unless expressly waived by Fletcher, Com21 shall deliver an Increase Notice to Fletcher on or before the 10th day of every calendar month from and including the Closing Date. From time to time following the Notice Period, Common Stock may be issued to Fletcher on any Business Day for any quantity of Common Stock, such that the aggregate number of shares of Common Stock issued hereunder is less than or equal to the Maximum Number. Nothing in this Section 6(d) shall limit or apply to the creation or conversion of Excess Rights under Section 6(c)(y).

                      d. Com21 shall use best efforts to obtain from the Com21 stockholders, if required, the requisite authority to issue Common Shares to Fletcher in accordance with the terms of this Agreement.

               7. Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to Com21 on the Closing Date:

                      a. Fletcher has been duly incorporated and is validly existing in good standing under the laws of Bermuda.

                      b. The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its shareholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by Com21, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                      c. Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Securities.

                      d. Subject to Section 4 hereof, Fletcher understands that the Investment Securities have not been registered under the Securities Act and may not be re-offered or resold in the United States other than pursuant to registration thereunder or an available exemption therefrom.

                      e. Fletcher is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

                      f. Fletcher is purchasing the Investment Securities for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or an exemption therefrom.

                      g. Fletcher understands that the Investment Securities are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal securities laws and that Com21 is relying on the truth and accuracy of, and Fletcher's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Fletcher set forth herein in order to determine the availability of such exemptions and the eligibility of Fletcher to acquire the Investment Securities.

               8. Right of First Refusal. Subject to the terms and conditions specified in this Section 8, Com21 hereby grants to (i) Fletcher, (ii) any wholly-owned subsidiary or affiliate of Fletcher, or (iii) any of Fletcher's designees, which designees, along with the entities in clauses (i) and (ii) above, then hold not less than one-half of the number of shares of Common Stock originally issued pursuant to this Agreement (the "First Refusal Stockholders"), a right of first offer with respect to future sales by Com21 of its Offered Shares (as hereinafter defined).

Each time Com21 has a bona fide proposal from a third party to acquire any shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class of its capital stock ("Offered Shares") and Com21 wishes to sell the Offered Shares to such third party, Com21 shall first offer such Offered Shares to the First Refusal Stockholders in accordance with the following provisions:

                      a. Com21 shall deliver a notice in accordance with Section 19 of this Agreement ("Offer Notice") to Fletcher stating (i) its bona fide intention to offer such Offered Shares, (ii) the number of such Offered Shares to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Offered Shares, and (iv) the identity of the proposed purchasers of such shares and, if requested by Fletcher, such purchasers' affiliates and associates.

                      b. For eight (8) Trading Days after delivery of the Offer Notice, Com21 shall negotiate exclusively and in good faith with the First Refusal Stockholders with respect to the proposed sale of Offered Shares and Com21 shall not enter into or continue negotiations with, respond to, furnish information to, or consummate any transaction with any person or entity concerning any transaction regarding any shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class of its capital stock.

                      c. Within eight (8) Trading Days after delivery of the Offer Notice, the First Refusal Stockholders may elect by delivering a written notice to Com21, to purchase or obtain, at the price and on the terms specified in the Offer Notice (or on terms that are substantially similar to, or more favorable to Com21 than, the terms contained in the Offer Notice), all (and not less than all unless a third party agrees to purchase the remainder of such securities on terms that are substantially similar to, or more favorable to Com21 than, the terms contained in the Offer Notice) of the Offered Shares. If the Offer Notice specifies consideration other than cash is to be paid for the Offered Securities, the First Refusal Stockholders may, at their sole option, (if they choose to purchase such Offered Shares) deliver either of (i) such consideration or (ii) cash equal to the fair market value of such consideration on the date and at the time such offer is accepted. The closing of any such transaction shall occur not later than eight (8) Trading Days after Com21 receives written notice of such election. If the First Refusal Stockholders do not so elect within eight (8) Trading Days after delivery of the Offer Notice, then Com21 may sell the Offered Shares to any Person at the price and on terms that are no less favorable to Com21 than the terms contained in the Offer Notice within seventy (70) days after the date of the Offer Notice.

                      d. The right of first offer in this Section 8 shall not be applicable to any issuance or sale of any of the following securities:

                             (i) Common Stock issued as consideration for the
               acquisition of at least fifty percent (50%) of the voting capital stock or assets of a bona fide operating company in a similar or complementary line of business to that of Com21, as determined reasonably and in good faith by Com21's board of directors whether through purchase, merger, consolidation, tender offer or otherwise, provided that the purpose of Com21 entering into any such transaction shall not be to raise capital, directly or indirectly, or otherwise to avoid the requirements of this
               Section 8,

                             (ii) Common Stock issued pursuant to any stock
               split, dividend or distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder,

                             (iii) Common Stock issuable or issued to employees,
               consultants or directors of Com21 directly or pursuant to a stock option plan, employee stock purchase plan or restricted stock plan, or other similar arrangements related to compensation for services in effect on the date of this Agreement or approved by Com21's board of directors, in each case in the ordinary course of business consistent with Com21's past practice, provided that the purpose of Com21 entering into any such transaction shall not be to raise capital, directly or indirectly, or otherwise to avoid the requirements of this Section 8,

                             (iv) Common Stock issued in a bona fide firm
               commitment underwritten offering to the public with net proceeds of at least $25,000,000 to Com21, after underwriter's discounts or commissions and other fees or expenses,

                             (v) Common Stock issued in connection with a
               Combination,

                             (vi) Common Stock issued or issuable pursuant to a
               recapitalization or as a dividend or distribution on shares of equity securities, provided that the purpose of Com21 entering into any such transaction shall not be to raise capital, directly or indirectly, or otherwise to avoid the requirements of this
               Section 8, or

                             (vii) capital stock or convertible securities (or
               warrants or options therefor) issued or issuable to vendors, lessors, customer or suppliers or pursuant to any equipment leasing arrangement, provided that the aggregate amount of stock issued or issuable pursuant to this subsection (vii) shall not exceed 3% of the number of shares of Common Stock then outstanding on a fully diluted basis.

                      e. The right of first offer hereunder shall be of no further force or effect from and after the first day upon which the number of Common Shares held by Fletcher together with the number of Common Shares then issuable under the Warrant shall be less than five percent (5%) of the Original Number, as such numbers may be adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations or other, similar adjustments.

               9. Covenants of Com21. Com21 covenants and agrees with Fletcher as follows:

                      a. For so long as Fletcher owns any Investment Securities, and in any case for a period of one (1) year thereafter, Com21 will use its best efforts to (i) maintain the eligibility of the Common Stock for listing on the NASDAQ and (ii) regain the eligibility of the Common Stock for listing or quotation on all markets and exchanges including the NASDAQ in the event that the Common Stock is delisted by the NASDAQ or any other applicable market or exchange; and will use commercially reasonable efforts to (iii) cause the representations and warranties contained in Section 3 to be and remain true and correct.

                      b. Com21 will provide Fletcher with an opportunity to review and comment on any public disclosure by Com21 of information regarding this Agreement and the transactions contemplated hereby, prior to such public disclosure. No later than five (5) Trading Days following the Closing Date, Com21 shall make a public disclosure of the material terms of this Agreement in consultation with Fletcher. Beginning on the date hereof and for so long as Fletcher owns any Investment Securities and for a period of ninety (90) days thereafter, Com21 will (i) promptly notify Fletcher immediately following any public disclosure by Com21 of material information regarding Com21 or its financial condition, prospects or results of operation and (ii) provide Fletcher with copies of all SEC filings.

                      c. Com21 will make all filings required by law with respect to the transactions contemplated hereby.

                      d. Prior to or simultaneously with the filing of each of its quarterly reports on Form 10-Q with the SEC, Com21 shall cause Deloitte & Touche (or its auditor at the time) to deliver to Fletcher a review report relating to the final consolidated unaudited financial statements contained therein, prepared in accordance with Statements of Auditing Standard No. 71.

                      e. If on any date the Registrable Number exceeds the number of Common Shares then reserved for issuance, then Com21 shall reserve for issuance within three (3) Trading Days of such date a number of Common Shares not less than the Registrable Number.

                      f. Com21 shall use its best efforts to ensure that all Common Shares issued and issuable under this Agreement (including all shares issued or issuable under the Warrant) become listed as soon as practicable and thereafter remain listed and/or quoted. Moreover, Com21 will immediately notify Fletcher in writing, pursuant to Section 19, upon approval of listing or in the event that any such shares are delisted from NASDAQ. If any such shares are delisted or removed from quotation, Com21 shall use its best efforts to cause such shares to again be listed or quoted at the earliest possible date.

                      g. Com21 shall use commercially reasonable efforts to cause the Common Shares to be eligible for book-entry transfer through The Depository Trust Company (or any successor thereto) as soon as practicable after the date of this Agreement and thereafter to use commercially reasonable efforts to maintain such eligibility.

               10. Consolidation, Merger, Etc. In case Com21 shall be a party to any transaction with any other entity or entities (the "Acquirer") providing for
(i) any acquisition of Com21 by means of merger or other form of corporate reorganization in which outstanding shares of Com21 are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary or (ii) a sale of all or substantially all of the assets of Com21 (on a consolidated basis) in a single transaction or series of related transactions or (iii) any other transaction or series of related transactions by Com21 in which the power to cast the majority of the eligible votes at a meeting of Com21's stockholders at which directors are elected is transferred to a single entity or group acting in concert (each of the foregoing being referred to as a "Combination"), Fletcher and its assigns shall have the rights set forth in the Warrant regarding Combinations in addition to the rights contained in this Agreement. Com21 agrees that it will not enter into an agreement with an Acquirer for a Combination unless such agreement expressly obligates the Acquirer to assume all of Com21's obligations under this Agreement and the Warrant and to give Fletcher written notice that the Acquirer has assumed such obligations. Com21 shall provide Fletcher with written notice of any proposed Combination as soon as the existence of a proposed Combination is publicly announced, and shall notify Fletcher promptly of any material developments with respect to such Combination that are made public, including reasonable advance notice of the date the Combination is expected to become effective.

               11. Covenants of Fletcher. Fletcher hereby covenants and agrees with Com21 that:

                      a. Neither Fletcher nor any of its affiliates nor any person acting on its or their behalf will at any time offer or sell any Investment Securities other than pursuant to registration under the Securities Act or pursuant to an available exemption therefrom.

                      b. Fletcher shall not engage an underwriter for an underwritten public offering of Common Shares, unless such underwriter shall be reasonably satisfactory to Com21.

               12. Legend. Subject to Section 4, Fletcher understands that the certificates or other instruments representing the Investment Securities shall bear a restrictive legend in the following form (and a stop transfer order may be placed against transfer of such certificates or other instruments):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT
         SUCH REGISTRATION IS NOT IN THE CIRCUMSTANCES REQUIRED.

               The legend set forth above shall be removed and Com21 shall issue a certificate without such legend to any holder of Investment Securities if, unless otherwise required by state securities laws, (a) such shares are sold pursuant to an effective Registration Statement under the Securities Act, or (b) such shares may be publicly sold pursuant to an exemption from such registration requirements without restriction.

               13. Conditions Precedent to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the performance by Com21 of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher:

                      a. On the Closing Date, (i) the representations and warranties made by Com21 in this Agreement shall be true and correct;
        (ii) Com21 shall have complied fully with all of the covenants and agreements in this Agreement; and (iii) Fletcher shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of Com21 dated such date and to such effect.

                      b. On the Closing Date, Com21 shall have delivered to Fletcher an opinion of Brobeck, Phleger & Harrison LLP reasonably satisfactory to Fletcher, dated the date of delivery, substantially in the form attached hereto.

                      c. On or before the Closing Date, Com21 shall have made an application to list and admit for trading the Registrable Number on the NASDAQ.

                      d. On the Closing Date, before the transactions contemplated hereby not less than 24,500,000 shares of Common Stock shall be issued and outstanding.

                      e. By the Closing Date, Com21 shall have filed a Form 8-K with the SEC with respect to any material and previously non-public information contained in the Schedule of Exceptions.

               14. Conditions Precedent to Com21's Obligations. The obligations of Com21 hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction (unless expressly waived in writing by Com21) of the additional conditions precedent that, on the Closing Date: (i) the representations and warranties made by Fletcher in this Agreement shall be true and correct; (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; and (iii) Com21 shall have received on such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

               15. Fees and Expenses. Each of Fletcher and Com21 agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement.

               16. Non-Performance. If on the Closing Date Com21 shall fail to deliver the Investment Securities to Fletcher required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to Com21's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then Com21 shall:

                      a. indemnify and hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by Com21; and

                      b. reimburse Fletcher for all of its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated herein and therein.

               17. Indemnification.

                      a. Indemnification of Fletcher. Com21 hereby agrees to indemnify Fletcher and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses) (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                                (1) any untrue or alleged untrue statement of a
                        material fact in any Registration Statement, the Prospectus or any SEC Filing incorporated by reference into a Registration Statement or any SEC Filing made after the date of this Agreement and before any Registration Statement is filed with the SEC or this Agreement by Com21 or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state therein or herein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Com21 or any of its affiliates or any person acting on its or their behalf, provided that the indemnity provided in this Section 17(a)(1) shall not apply to any information both supplied by and approved in its final form by Fletcher;

                                (2) any of the representations or warranties
                        made by Com21 herein or under the Warrant being untrue or incorrect at the time such representation or warranty was made; and

                                (3) any breach or non-performance by Com21 of
                        any of its covenants, agreements or obligations under this Agreement;

        and Com21 hereby agrees to reimburse each Fletcher Indemnified Party for any reason able legal or other expenses incurred by such Fletcher Indemnified Party in investigating or defending any such Proceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Fletcher in connection therewith.

                      b. Indemnification of Com21. Fletcher hereby agrees to indemnify Com21 and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Com21 Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

                                (1) any untrue or alleged untrue statement of a
                        material fact by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Fletcher or any of its affiliates or any person acting on its or their behalf;

                                (2) any of the representations or warranties
                        made by Fletcher herein being untrue or incorrect at the time such representation or warranty was made; and

                                (3) any breach or non-performance by Fletcher of
                        any of its covenants, agreements or obligations under this Agreement;

        and Fletcher hereby agrees to reimburse each Com21 Indemnified Party for any reason able legal or other expenses incurred by such Com21 Indemnified Party in investigating or defending any such Proceeding; provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of Com21 in connection therewith.

                      c. Conduct of Claims.

                                (1) Whenever a claim for indemnification shall
                        arise under this Section 17, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                                (2) Upon delivery of such notice, such
                        Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                                (3) Such Indemnifying Party shall have the right
                        to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circum stances; and

                                (4) No Indemnifying Party shall, without the
                        prior written consent of the Indemnified Parties (which consent shall not be unrea sonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

               18. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for any Investment Securities issuable hereunder.

               19. Notices. All communications hereunder shall be in writing and delivered as set forth below.

                      a. If sent to Fletcher, all communications shall be delivered by hand, sent by reputable overnight courier or transmitted and confirmed by facsimile to Fletcher, unless otherwise notified in writing of a substitute address, at:


                        Fletcher International, Ltd.
                        c/o A. S. & K. Services Ltd.
                        Cedar House
                        41 Cedar Avenue
                        Hamilton HM EX
                        Bermuda
                        Attention:    Felicity Holmes, Corporate Administrator
                        Telephone:    441-295-2244
                        Facsimile:    441-292-8666


                        with a copy to:


                        Fletcher Asset Management, Inc.
                        22 East 67th Street
                        New York, NY 10021
                        Attention:   Peter Zayfert
                        Telephone:    (212) 284-4800
                        Facsimile:    (212) 284-4801

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        1440 New York Avenue, N.W.
                        Washington, D.C. 20005
                        Attention:  Stephen W. Hamilton, Esq.
                        Telephone:    (202) 371-7010
                        Facsimile:    (202) 393-5760

        To the extent that any funds shall be delivered to Fletcher by wire transfer, unless otherwise instructed by Fletcher, such funds should be delivered in accordance with the following wire instructions:


                        Fletcher International, Ltd.
                        Bank:     HSBC Bank USA, New York, NY
                        ABA Number:                         021-001-088
                        For the benefit of:       Lehman Brothers Inc.
                        Account Number:           140-094-221
                        For credit to:            Fletcher International, Ltd.
                        Account Number:           134-705-874


                      b. If sent to Com21, all communications shall be delivered by hand, sent by reputable overnight courier or transmitted and confirmed by facsimile to Com21, unless otherwise notified in writing of a substitute address, at:


                        Com21, Inc.
                        750 Tasman Drive
                        Milpitas, CA  95025
                        Attention:    Chief Financial Officer
                        Telephone:    (408) 953-9100
                        Facsimile:    (408) 953-9299


                    with a copy to:

                        Brobeck, Phleger & Harrison LLP
                        Two Embarcadero Place
                        2200 Geng Road
                        Palo Alto, CA  94303
                        Attention:     John Montgomery, Esq.
                        Telephone:     (650) 424-0160
                        Facsimile:     (650) 496-2921

        To the extent that any funds shall be delivered to Com21 by wire transfer, unless otherwise instructed by Com21, such funds should be delivered in accordance with the following wire instructions:


                        Bank: Citibank, F.S.B.
                        For the benefit of:
                        Brobeck, Phleger & Harrison LLP Client Trust Account One Sansome Street, 24th Floor
                        San Francisco, CA 94104

                        ABA Number: 321171184
                        Account Number 200017747
                        SWIFT Number CITIUS33

                        CMID Number: 024077.0001
                        BPH Contact: Brian Covotta

               20. Miscellaneous.

                      a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

                      b. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 17 hereof, shall inure to the benefit of their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. Com21 may not assign this Agreement. Fletcher may assign, pledge, hypothecate or transfer any of the rights and associated obligations contemplated by this Agreement (including, but not limited to, the Warrant and the Common Shares), in whole or in part, at its sole discretion (including, but not limited to, assignments, pledges, hypothecations and transfers in connection with hedging transactions with respect to this Agreement, the Warrant and the Common Shares). No Person acquiring Common Stock from Fletcher pursuant to a public market purchase shall thereby obtain any of the rights contained in this Agreement.

                      c. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                      d. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any State or Federal court in the State of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

                      e. The parties shall take all actions reasonably necessary to cause the transactions contemplated hereby to be consummated in accordance with the terms hereof.

                      f. The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Except as provided in Section 20(b), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                      g. Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents.

                      h. Without prejudice to other rights or remedies hereunder (including any specified interest rate), and except as otherwise expressly set forth herein, interest shall be due on any amount that is due pursuant to this Agreement and has not been paid when due, calculated for the period from and including the due date to but excluding the date on which such amount is paid at the prime rate of U.S. money center banks as published in The Wall Street Journal (or if The Wall Street Journal does not exist or publish such information, then the average of the prime rates of three U.S. money center banks agreed to by the parties) plus two percent (2%).

                      i. Fletcher and Com21 stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by the either party in the performance of or compliance with any of the terms of this Agreement and the Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                      j. Any and all remedies set forth in this Agreement and the Warrant: (i) shall be in addition to any and all other remedies Fletcher or Com21 may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of Fletcher and Com21 may elect. The exercise of any remedy by Fletcher or Com21 shall not be deemed an election of remedies or preclude Fletcher or Com21, respectively, from exercising any other remedies in the future.

                      k. Fletcher acknowledges that Dain Rauscher Wessels is acting as placement agent (the "Placement Agent") for the Investment Securities being offered hereby and will be compensated exclusively by Com21 for acting in such capacity. Fletcher further acknowledges that the Placement Agent has acted solely as placement agent in connection with the offering of the Investment Securities by Com21, that the information and data provided to Fletcher in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material.

               21. Com21's Obligations. Com21 agrees that the parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that Fletcher would not have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein and in the Warrant. Except as specifically provided otherwise in this Agreement or in the Warrant, Com21's obligations to indemnify and hold Fletcher harmless in accordance with Section 17 of this Agreement are obligations of Com21 that Com21 promises to pay to Fletcher when and if they become due. Com21 shall record any such obligations on its books and records in accordance with Generally Accepted Accounting Principles.

               22. Time of Essence. Time shall be of the essence in this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

]
        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                                        COM21, INC.


                                        By: /s/ DAVID L. ROBERTSON
                                           ------------------------------------
                                        Name:  David L. Robertson
                                        Title: CFO

                                        FLETCHER INTERNATIONAL, LTD., by its
                                        duly authorized investment
                                        advisor, FLETCHER ASSET MANAGEMENT, INC.


                                        By: /s/ DENIS J. KIELY
                                           ------------------------------------
                                        Name:   Denis J. Kiely
                                        Title:  Deputy Chief Executive Officer


                                        By: /s/ MEI-YING TSAI
                                           ------------------------------------
                                        Name:   Mei-Ying Tsai
                                        Title:  Chief Financial Officer






                           [AGREEMENT SIGNATURE PAGE]

                                     ANNEX A
                          [FORM OF WARRANT CERTIFICATE]

                                     ANNEX B
                            [FORM OF DELIVERY NOTICE]

                                     [date]

Fletcher International, Ltd.
c/o Fletcher Asset Management, Inc.
22 East 67th Street
New York, NY 10021
Attn:  Peter Zayfert
Telephone:    (212) 284-4800
Facsimile:    (212) 284-4801

Ladies and Gentlemen:

        Reference is made to the Agreement (the "Agreement") dated as of February 28, 2001 by and between Com21, Inc. ("Com21") and Fletcher International, Ltd. ("Fletcher"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

        Attached are copies of the front and back of (i) the ___ original stock certificates, each representing ____ shares of Common Stock, purchased by Fletcher on the date hereof and (ii) Warrant No. W-1 issued to Fletcher, together with a copy of the overnight courier air bill which will be used to ship such stock certificates and warrant. We have the executed original stock certificates and the warrant and other documents required to be delivered in connection with the Closing Date. Upon our confirmation of the payment of the $______ aggregate purchase price therefor, we will send the original stock certificates and the warrant by overnight courier to the following address:

                     Ms. Michelle Hogan
                     c/o Lehman Brothers Inc.
                     Three World Financial Center
                     New York, NY 10285

and we will send the other original documents by overnight courier to the following address:

                     Fletcher International, Ltd.
                     c/o A. S. & K. Services Ltd.
                     Cedar House
                     41 Cedar Avenue
                     Hamilton HM EX
                     Bermuda

                     Attention:   Felicity Holmes, Corporate Administrator
                     Telephone:   441-295-2244
                     Facsimile:   441-292-8666

                     with a copy to:

                     Fletcher International, Ltd.
                     c/o Fletcher Asset Management, Inc.
                     22 East 67th Street
                     New York, NY 10021-5805
                     Attn:  Peter Zayfert

        Attached hereto as Exhibit 1 is a true, correct and complete copy of the most recent report of Deloitte & Touche to the Board of Directors and Shareholders of Com21, together with the accompanying consolidated financial statements and schedules of Com21, as such report appears in the most recent Annual Report on Form 10-K filed by Com21 with the SEC, as well as all Quarterly Reports on Form 10-Q filed by Com21 with the SEC since the date of such Form 10-K, together with all amendments thereto.

                                            Com21, Inc.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                                                       Exhibit 1

                                 AUDITOR REPORT

                                 [see attached]

                                     ANNEX C

                                 Auditor Report

                                     ANNEX D


                         [FORM OF EXCESS RIGHTS NOTICE]

                                                            -------------, --

Com21, Inc.
[      ]
[      ]
[      ]
Attention:  [Chief Financial Officer]

Ladies and Gentlemen:

               Fletcher International, Ltd. ("Fletcher") hereby elects to exercise its right to convert some or all of its Warrant rights (as defined in the Agreement (the "Agreement")) dated as of February 28, 2001 by and between Com21, Inc. ("Com21") and Fletcher and, in lieu exercise of _______ Common Shares on the face of the Warrant, hereby requests creation of Excess Rights with a stated value of $________ in accordance with the terms of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.


                                    FLETCHER INTERNATIONAL, LTD., by its
                                    duly authorized investment advisor,
                                    FLETCHER ASSET MANAGEMENT, INC.

                                    By:
                                       ---------------------------------------
                                    Name:
                                    Title:

                                    By:
                                       ---------------------------------------
                                    Name:
                                    Title:

AGREED AND ACKNOWLEDGED:
COM21, INC.

By:
   --------------------------------
Name:
Title:


                                       D-1